EXHIBIT 10(AF)











                             WORTHINGTON FOODS, INC.
                       SPECIALTY FOODS INVESTMENT COMPANY







                                CREDIT AGREEMENT

                          Dated as of September 9, 1998






                               NATIONAL CITY BANK

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE 1.  DEFINITIONS.....................................................4
     1.1.   Defined Terms...................................................4
     1.2.   Accounting Terms...............................................10
     1.3.   Other Definitional Provisions..................................10

ARTICLE 2.  AMOUNT AND TERMS OF COMMITMENT AND LOANS.......................11
     2.1.   Commitment.....................................................11
     2.2.   Revolving Nature...............................................11
     2.3.   Types of Loans.................................................11
     2.4.   Procedures With Respect to Prime Loans.........................11
     2.5.   Procedures With Respect to LIBOR Loans and Fixed Loans.........10
     2.6.   Conversion of Loans............................................11
     2.7.   Conditions to Each Loan........................................12
     2.8.   Warranty.......................................................12
     2.9.   Note...........................................................13
     2.10.  Recordkeeping..................................................12
     2.11.  Interest Rates.................................................13
     2.12.  Interest Payment Dates.........................................13
     2.13.  Interest Periods...............................................13
     2.14.  Commitment Fee.................................................13
     2.15.  Termination or Reduction of Commitment.........................14
     2.16.  Optional Prepayments of Certain Loans..........................14
     2.17.  Computation of Interest and Fees...............................14
     2.18.  Payments.......................................................14
     2.19.  Use of Proceeds of Loans.......................................15
     2.20.  Security for Loans.............................................15
     2.21.  Increased Taxes and Costs......................................15
     2.22.  Changes in Circumstances.......................................16
     2.23.  Funding Losses.................................................16

ARTICLE 3.  LETTERS OF CREDIT..............................................17
     3.1.   Letters of Credit Generally....................................17
     3.2.   Notice of Issuance.............................................17
     3.3.   Payment of Amounts Drawn Under Letters of Credit...............18
     3.4.   Compensation...................................................17
     3.5.   Obligations Absolute...........................................18
     3.6.   Increased Taxes and Costs and Changes in Circumstances.........18

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES.................................18
     4.1.   Corporate Existence; Compliance with Law.......................18
     4.2.   Corporate Power; Authorization; Enforceable Obligations........20

     4.3.   No Legal Bar...................................................19
     4.4.   No Material Litigation.........................................19
     4.5.   No Default or Event of Default.................................21
     4.6.   Federal Regulations............................................21
     4.7    Investment Company Act.........................................21
     4.8.   Disclosure.....................................................19
     4.9.   Financial Condition............................................20
     4.10.  No Change......................................................22
     4.11.  Ownership of Property; Liens...................................22
     4.12.  Taxes..........................................................22
     4.13.  ERISA..........................................................22
     4.14.  Subsidiaries...................................................23
     4.15.  Year 2000 Compliant............................................21
     4.16   Environmental..................................................24
     4.17.  Compliance with Occupational Safety and Health Act.............24
     4.18   Patents, Trademarks and Licenses...............................24

ARTICLE 5.  CONDITIONS PRECEDENT...........................................22
     5.1.   Conditions to Initial Loan.....................................22
     5.2.   Conditions to All Loans........................................26

ARTICLE 6.  AFFIRMATIVE COVENANTS..........................................23
     6.1.   Financial Statements...........................................23
     6.2.   Certificates; Other Information................................27
     6.3.   Payment of Obligations.........................................28
     6.4.   Conduct of Business and Maintenance of Existence...............28
     6.5.   Maintenance of Property; Insurance.............................28
     6.6.   Inspection of Property; Books and Records; Discussions.........28
     6.7.   Notices........................................................29
     6.8.   Environmental Indemnification..................................26

ARTICLE 7.  NEGATIVE COVENANTS.............................................30
     7.1.   Indebtedness...................................................30
     7.2.   Limitation on Liens............................................30
     7.3.   Prohibition of Fundamental Changes.............................31
     7.4.   Consolidated Adjusted Tangible Net Worth Tests.................32
     7.5.   Current Ratio..................................................32
     7.6.   Consolidated Working Capital...................................32
     7.7.   Compliance with ERISA..........................................32
     7.8.   No Change in Fiscal Year Period................................32

ARTICLE 8.  EVENTS OF DEFAULT..............................................33

ARTICLE 9.  MISCELLANEOUS..................................................35
     9.1.   Amendments, Etc................................................35
     9.2.   Notices........................................................35
     9.3.   No Waiver; Cumulative Remedies.................................36

     9.4.   Survival of Representations and Warranties.....................36
     9.5.   Payment of Expenses and Taxes..................................36
     9.6.   Successors and Assigns.........................................37
     9.7.   Governing Law; No Third Party Rights...........................37
     9.8.   Adjustments; Set-off...........................................37
     9.9.   Joint and Several Obligations..................................38
     9.10.  Counterparts...................................................38
     9.11.  Effectiveness..................................................38
     9.12.  Severability...................................................38

SIGNATURES.................................................................39

SCHEDULES

         Schedule 4.11 - Exceptions to Title to Property
         Schedule 4.13 - ERISA Matters
         Schedule 7.2(f) - Liens

EXHIBITS

         Exhibit 2.9 - Form of Revolving Credit Note
         Exhibit 2.20 - Form of Security Agreement
         Exhibit 5.1(c) - Form of Legal Opinion
         Exhibit 5.1(i) - Form of Borrowing Certificate

                                CREDIT AGREEMENT


          This CREDIT AGREEMENT (this "Agreement"), dated as of September 9, 1998, is by and between WORTHINGTON FOODS, INC., an Ohio corporation ("WFI"), and SPECIALTY FOODS INVESTMENT COMPANY, a Delaware corporation and wholly owned subsidiary of WFI ("SFI", and collectively with WFI, the "Borrowers"), on the one hand, and NATIONAL CITY BANK, a national banking association (the "Bank"), on the other hand.

          The parties hereto hereby agree as follows:

          ARTICLE 1. DEFINITIONS.
                     ------------


          1.1 DEFINED TERMS. as used in this Agreement, the following terms shall have the following meanings:

               "AGREEMENT" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

               "BANK" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

               "BORROWERS" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

               "BORROWING DATE" shall mean the date of any borrowing by the Borrowers pursuant to this Agreement.

               "BREAKEVEN PREPAYMENT PREMIUM" shall mean a premium based on the principal amount of the prepaid Loan and computed for the remainder of the applicable Interest Period at a rate equal to the excess, if any, of the Bank's Cost of Funds on the date of the prepaid Loan over the Reinvestment Rate at the time of the prepayment (discounted to the present value in accordance with standard financial practice at a rate equal to the Reinvestment Rate at the time of the prepayment).

               "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Columbus, Ohio are authorized or required by law to close.

               "CAPITAL LEASE" shall mean a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP and, in any event, any lease (a) pursuant to which the lessee shall receive title to the Property subject thereto at the expiration of such lease or shall have the right or shall have an option to purchase the Property subject thereto at a nominal amount or an amount less than a reasonable estimate of the Fair Market Value of such Property at the date of such purchase, (b) with respect to which the lessor shall have filed a financing statement (other than for informational purposes with respect to an operating lease), (c) with respect to which the present value of all rental and other fixed payments due under such lease is equal to or exceeds ninety percent (90%) of the remainder of (x) the Fair Market Value of the Property subject thereto minus (y) the amount of any related investment tax credit retained by the lessor under such lease, or (d) the term of which approximate or exceeds seventy-five percent (75%) of the reasonably estimated economic life of the Property subject thereto.

               "CLOSING DATE" shall mean the date of the first borrowing under this Agreement.

               "CODE" shall mean the Internal Revenue Code of 1986, and all regulations promulgated and rulings issued pursuant thereto, as amended from time to time.

               "COMMITMENT" shall mean $25,000,000 or such lesser amount as may be determined pursuant to Section 2.15.

               "COMMITMENT FEE" shall have the meaning assigned to it in Section 2.14.

               "COMMITMENT PERIOD" shall mean the period from and including the Effective Date to but not including the Commitment Termination Date.

               "COMMITMENT TERMINATION DATE" shall mean August 31, 2003.

               "CONSOLIDATED ADJUSTED TANGIBLE NET WORTH" shall mean, at any time, without duplication, the sum of the amounts which would be set forth on the consolidated balance sheet of the Borrowers as of such time in respect of (a) the par or stated value of all capital stock,
          (b) capital surplus and (c) retained earnings, minus the sum of the amounts set forth on such balance sheet in respect of the items which are Excluded Net Worth Assets.

               "CONSOLIDATED CURRENT ASSETS" shall mean, at a particular date, all amounts which would be included under current assets on a consolidated balance sheet of the Borrowers as at such date.

               "CONSOLIDATED CURRENT LIABILITIES" shall mean, at a particular date, all amounts which would be included under current liabilities on a consolidated balance sheet of the Borrowers as at such date, including without limitation Indebtedness incurred hereunder and under the Note.

               "CONSOLIDATED NET INCOME" shall mean, for any fiscal period, net earnings (but not loss) after income taxes of the Borrowers determined on a consolidated basis.

               "CONSOLIDATED TOTAL LIABILITIES" shall mean, at a particular date, all amounts which would be included under liabilities on a consolidated balance sheet of the Borrowers as at such date.

               "CONSOLIDATED WORKING CAPITAL" shall mean, at any time, the amount by which Consolidated Current Assets (excluding therefrom prepaid expenses and other deferred assets of every type and description) exceed Consolidated Current Liabilities.

               "CONTINGENT OBLIGATION" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("Primary Obligations") of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including without limitation any obligation of such Person, whether or not contingent, (a) to purchase any such Primary Obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds
          (i) for the purchase or payment of any such Primary Obligation or (ii) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor, (c) to purchase Property, Securities or services primarily for the purpose of assuring the owner of any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation or (d) otherwise to assure or hold harmless the owner of such Primary Obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Primary Obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

               "CONTRACTUAL OBLIGATION" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

               "COST OF FUNDS" shall mean the Bank's cost of funds as determined by the Bank in the exercise of its sole discretion, which shall be the same cost of funds quoted to other customers of the Bank for obligations of similar amount, maturity and loan structure to the Loans hereunder.

               "DEFAULT" shall mean any event specified in Article 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or for the happening of any further condition, event or act has been satisfied.

               "DOLLARS" shall mean the lawful currency of the United States.

               "EFFECTIVE DATE" shall mean the date as of which this Agreement shall become effective pursuant to Section 9.11.

               "ENVIRONMENTAL LAWS" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq., the Toxic Substances Control Act, 15 U.S.C. ss.2601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901, et seq., the Water Quality Act of 1987, 33 U.S.C. ss.1251, et seq., and the Clean Air Act, 42 U.S.C. ss.7401, et seq., and any state or local statute, ordinance, law, code, rule, regulation or order regulating or imposing liability (including strict liability) or standards of conduct regarding Hazardous Substances.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "EUROCURRENCY RESERVE PERCENTAGE" shall mean, with respect to any day, the then applicable maximum percentage (expressed as a decimal) prescribed by the Federal Reserve Board for determining reserve requirements (including without limitation any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of the Federal Reserve Board which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in said Regulation D.

               "EVENT OF DEFAULT" shall mean any of the events specified in
          Article 8, PROVIDED that any requirement for the giving of notice or the lapse of time, or both, or any other condition, event or act, has been satisfied.

               "EXCLUDED NET WORTH ASSETS" shall mean the following assets:

                    (a) Deferred assets, other than prepaid insurance and prepaid taxes;

                    (b) Patents, copyrights, trademarks, trade names, franchises, goodwill, experimental expense and other similar intangible assets;

                    (c)    Unamortized debt discount and expense; and

                    (d) Assets not listed in clause(a), clause(b) or clause(c)
               above which would be characterized as intangible assets by GAAP.

                    "FAIR MARKET VALUE" shall mean, at any time with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

                    "FEDERAL RESERVE BOARD" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

                    "FIXED LOAN" shall mean a Loan accruing interest at a rate based on the Fixed Rate.

                    "FIXED RATE" shall mean the rate of interest determined by the Bank for a Fixed Loan pursuant to Section 2.5(b).

                    "GAAP" shall mean generally accepted accounting principles in the United States in effect from time to time.

                    "GOVERNMENTAL AUTHORITY" shall mean any nation or
               government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                    "HAZARDOUS SUBSTANCES" shall mean and include all hazardous and toxic substances, wastes, materials, compounds, pollutants and contaminants (including without limitation asbestos, polychlorinated biphenyls, and petroleum products) which are included under or regulated by the Environmental Laws.

                    "HUNTINGTON" shall mean The Huntington National Bank,
               Columbus, Ohio.

                    "HUNTINGTON LOAN AGREEMENT" shall mean the Second Amended
               and Restated Loan Agreement dated as of June 15, 1993 between WFI and Huntington, as amended.

                    "HUNTINGTON NOTE" shall mean the promissory note issued by the Borrowers to Huntington and now outstanding under and pursuant to the Huntington Loan Agreement.

                    "INDEBTEDNESS" shall mean, with respect to a Person at a
               particular date, and without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of Property including all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person as at such time, (b) the face amount of all Letters of Credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (c) all liabilities secured by any Lien on any Property owned by such Person, to the extent attributable to such Person's interest in such Property, even though such Person has not assumed or become liable for the payment thereof, PROVIDED that, if such indebtedness shall not have been assumed by such Person or if such Person shall otherwise not be personally liable in respect of such indebtedness, such indebtedness shall be deemed, for purposes of this definition only, not to exceed the higher of the then book value or Fair Market Value of the Property encumbered by the Lien securing such indebtedness, (d) lease obligations of such Person under Capital Leases, excluding any Capital Lease entered into by any of the Borrowers for a Retail Store, and (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person even though the rights and remedies of the obligee thereunder in the event of default are limited to repossession or sale of such Property; PROVIDED, HOWEVER, that any indebtedness or liability of such Person which constitutes deferred taxes or minority interest, as determined in accordance with GAAP, shall be excluded from this definition of Indebtedness.

                    "INDEMNIFIED LIABILITIES" shall have the meaning assigned to it in Section 9.5.

                    "INITIAL MONTHLY PAYMENT DATE" shall mean September 30,
               1998.

                    "INITIAL QUARTERLY PAYMENT DATE" shall mean December 31,
               1998.

                    "INTERCREDITOR AGREEMENT" shall mean the Intercreditor
               Agreement of even date herewith between Principal and the Bank.

                    "INTEREST PERIOD" shall have the meaning assigned to it in
               Section 2.13.

                    "LETTERS OF CREDIT" shall mean letters of credit (including both standby and documentary trade letters of credit) issued by the Bank under the Commitment pursuant to this Agreement.

                    "LETTERS OF CREDIT LIMIT" shall mean $5,000,000.

                    "LETTERS OF CREDIT TERMINATION DATE" shall mean such day as is 30 days prior to the Commitment Termination Date.

                    "LIBOR BUSINESS DAY" shall mean a day which is a Business
               Day and on which dealings are carried on in the London interbank LIBOR market.

                    "LIBOR LOAN" shall mean a Loan accruing interest at a rate based on the LIBOR Rate (Reserve Adjusted).

                    "LIBOR RATE" shall mean, with respect to any LIBOR Loan for any Interest Period, the rate PER ANNUM equal to the average of the respective rates at which Dollar deposits in immediately available funds are offered to the LIBOR office of the Bank two LIBOR Business Days prior to the beginning of such Interest Period by major prime banks in the New York interbank LIBOR market at or about 10:00 a.m. New York time, for delivery on the first day of such Interest Period, for the number of days comprised therein, and in an amount equal or comparable to the amount of the LIBOR Loan to which such Interest Period is to apply.

                    "LIBOR RATE (RESERVE ADJUSTED)" shall mean, with respect to any LIBOR Loan for any Interest Period, a rate PER ANNUM (rounded upwards, if necessary, to the nearest 1/100%), determined pursuant to the following formula:

                           LIBOR Rate  =        LIBOR Rate
                                                ----------
                           (Reserve         1 - Eurocurrency
                            Adjusted)       Reserve Percentage

                    "LIEN" shall mean any interest in Property securing an
               obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including without limitation any mortgage, pledge, hypothecation, assignment, security interest, lien, charge or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever. The term Lien shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, shareholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting Property. For the purpose of this Agreement, a Borrower shall be deemed to be the owner of any Property which it shall have acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property shall have been retained by or vested in some other Person for security purposes and such retention or vesting shall be deemed to be a Lien.

                    "LOAN DOCUMENTS" shall mean this Agreement, the Note and the
               Security Agreement, and all documents executed pursuant thereto and/or in connection therewith, as the same may from time to time be amended, modified or supplemented in accordance with the terms herein and therein.

                    "LOANS" shall have the meaning assigned to it in Section
               2.1.

                    "MONTHLY PAYMENT DATE" shall mean the last day of each
               calendar month.

                    "MULTIEMPLOYER PLAN" shall mean a Plan which is a
               "multiemployer pension plan" as defined in Section 4001(a)(3) of ERISA.

                    "MULTIPLE EMPLOYER PLAN" shall mean any Single Employer Plan in respect of which there are two (2) or more "contributing sponsors", as such term is defined in Section 4001 of ERISA, at least two (2) of which are not under common control.

                    "NEW LOAN" shall have the meaning assigned to it in Section
               2.6.

                    "NOTE" shall have the meaning assigned to it in Section 2.9.

                    "OLD LOAN" shall have the meaning assigned to it in Section
               2.6.

                    "OUTSTANDING LETTERS OF CREDIT AMOUNTS" shall mean the
               aggregate face amount of all outstanding Letters of Credit.

                    "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                    "PERSON" shall mean and include an individual, a
               partnership, a limited liability company, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture or other entity or a Governmental Authority.

                    "PLAN" shall have the meaning assigned to it in Section
               4.13.

                    "PREMISES" shall mean any real Property owned or leased by the Borrowers.

                    "PRIMARY OBLIGATIONS" shall have the meaning assigned to it in the definition of "Contingent Obligation" contained in this
               Section 1.1.

                    "PRIMARY OBLIGOR" shall have the meaning assigned it in the definition of "Contingent Obligation" contained in this Section 1.1.

                    "PRIME LOAN" shall mean a Loan accruing interest at a rate determined by reference to the Prime Rate.

                    "PRIME RATE" shall mean the rate of interest in effect from time to time which is publicly announced by the Bank from time to time as its prime rate. Said prime rate is not necessarily nor is it intended to be the lowest rate of interest charged by the Bank in connection with extensions of credit.

                    "PRINCIPAL" shall mean Principal Life Insurance Company
               (formerly named Principal Mutual Life Insurance Company) and its permitted successors and assigns.

                    "PRINCIPAL INDEBTEDNESS" shall have the meaning assigned to it in Section 7.1(b).

                    "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

                    "QUARTERLY DETERMINATION DATES" shall mean the last day of each March, June, September and December commencing with December 31, 1998.

                    "QUARTERLY PAYMENT DATES" shall mean the last day of each
               March, June, September and December.

                    "REINVESTMENT RATE" shall mean, when used with respect to
               any period, a per annum rate of interest equal to the "bond equivalent yield" for the most actively traded issues of United States Treasury Bills, United States Treasury Notes, or United States Treasury Bonds for a term similar to the remainder of the applicable Interest Period.

                    "REPORTABLE EVENT" shall mean any of the events set forth in
               Section 4043(b) of ERISA or the regulations thereunder with respect to which the 30-day notice requirement to the PBGC has not been waived.

                    "REQUIREMENTS OF LAW" shall mean, as to any Person, the
               certificate or articles of incorporation and regulations or by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                    "SECURITY" shall have the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

                    "SECURITY AGREEMENT" shall have the meaning assigned to it in Section 2.20.

                    "SFI" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

                    "SINGLE EMPLOYER PLAN" shall mean any Plan which is not a Multiemployer Plan.

                    "SUBSIDIARY" of a Person shall mean a corporation or limited liability company with respect to which more than 50% of the outstanding shares of stock or membership interests of each class having ordinary voting power (other than stock or membership interests having such power only by reason of the happening of a contingency) is at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                    "SUBSIDIARY GUARANTY DOCUMENTS" shall mean a Subsidiary's guaranty of the Borrowers' obligations under the Loan Documents, in form and substance reasonably satisfactory to the Bank, duly executed by a duly authorized officer of such Subsidiary, together with certified resolutions and an incumbency certificate for such Subsidiary comparable to those required by Sections 5.1(d) and 5.1(e).

                    "SYSTEMS" shall mean all devices, systems, machinery, information technology, computer software and hardware and other date sensitive technology.

                    "TRANSFEREE" shall have the meaning assigned to it in
          Section 9.6.

                    "UNITED STATES" shall mean the United States of America.

                    "WFI" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

                    "YEAR 2000 COMPLIANT", with respect to Systems, shall mean that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

          1.2. ACCOUNTING TERMS. As used in this Agreement and in the other Loan Documents and in any certificate, report or other document made or delivered pursuant hereto and thereto, accounting terms not defined in Section
1.1 and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

         1.3.     Other Definitional Provisions.
                  ------------------------------

         (a) Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in the Note and the other Loan Documents and in any other certificate, report or document made or delivered pursuant hereto or thereto.

         (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

           ARTICLE 2.  AMOUNT AND TERMS OF COMMITMENT AND LOANS.
                       -----------------------------------------

         2.1. COMMITMENT. Subject to the terms and conditions of this Agreement, the Bank agrees to make loans to the Borrowers on a revolving basis, from time to time during the Commitment Period, in such amounts as the Borrowers may from time to time request in accordance with Section 2.4, Section 2.5 or
Section 2.6 (such loans are herein called "Loans"); provided that the aggregate principal amount which the Bank shall have outstanding hereunder on loan to the Borrowers (including for this purpose the Outstanding Letters of Credit Amounts) shall not at any time exceed the amount of the Commitment.

         2.2. REVOLVING NATURE. The Loans are revolving in nature and, within the limits set forth in Section 2.1 and subject to the other terms and conditions of this Agreement, the Borrowers may borrow under Section 2.1, prepay and reborrow at any time prior to the Commitment Termination Date.

         2.3. TYPES OF LOANS. Each Loan shall be a Prime Loan, a LIBOR Loan or a Fixed Loan, it being understood that: (a) Prime Loans shall be made as provided in Section 2.4 and Section 2.6, (b) LIBOR Loans shall be made as provided in
Section 2.5 and Section 2.6 and (c) Fixed Loans shall be made as provided in
Section 2.5 and Section 2.6.

         2.4. PROCEDURES WITH RESPECT TO PRIME LOANS. For Prime Loans, the Borrowers shall give the Bank notice (which notice must be received by the Bank prior to 3:00 p.m. Columbus, Ohio time on the requested Borrowing Date), which notice shall state:

         (a)  The Loan comprising such borrowing is to be a Prime Loan;

         (b)  The requested Borrowing Date, which shall be a Business Day; and

         (c) The aggregate principal amount of such borrowing, which shall be in an amount equal to $10,000 or an integral multiple of $10,000.

Upon fulfillment of the applicable conditions set forth in Section 5.2, the Bank shall provide to the Borrowers, at the Bank's office at the address applicable for notices under Section 9.2, immediately available funds covering the borrowing pursuant to this Section 2.4. No notice of borrowing given pursuant to this Section 2.4 shall be revocable by the Borrowers at any time after its receipt by the Bank.

         2.5. PROCEDURES WITH RESPECT TO LIBOR LOANS AND FIXED LOANS. LIBOR Loans and Fixed Loans may be made from and after the date hereof and prior to the Commitment Termination Date, PROVIDED that the maturity of any such LIBOR Loans or Fixed Loans shall not extend past the Commitment Termination Date in any event. Certain provisions with respect to LIBOR Loans and Fixed Loans are as follows:

         (a) For a LIBOR Loan, the Borrowers shall give the Bank notice (which notice must be received by the Bank at least three LIBOR Business Days before each requested LIBOR Loan borrowing), which notice shall state:

   (i)   The Loan comprising such borrowing is to be a LIBOR Loan;

   (ii)  The requested Borrowing Date, which shall be a LIBOR Business Day;

   (iii) The aggregate principal amount of such borrowing, which shall be in an amount equal to an integral multiple of $10,000 but shall not, in any event, be less than $500,000; and

   (iv) The duration of the Interest Period (see Section 2.13) with respect thereto, which shall not end after the Commitment Termination Date in any event.

         (b) For a Fixed Loan, the Borrowers may from time to time request the Bank to quote a Fixed Rate for a specified amount for a specified Interest Period ending on or before the Commitment Termination Date, which Fixed Rate so quoted by the Bank shall be equal to the Bank's Cost of Funds plus .80%. After receiving any such quote the Borrowers may accept the same by giving the Bank notice on or before the Borrowing Date of the requested Fixed Loan (provided that such notice shall not be given later than 12:00 noon Columbus, Ohio time on the Borrowing Date), which notice shall repeat the quoted Fixed Rate given by the Bank and shall further state:

               (i)  The Loan comprising such borrowing is to be a Fixed Loan;

               (ii) The requested Borrowing Date, which shall be a Business Day;

              (iii) The aggregate principal amount of such borrowing, which shall be in an amount equal to an integral multiple of $10,000 but shall not, in any event, be less than $500,000; and

               (iv) The duration of the Interest Period (see Section 2.13) with respect thereto, which shall not end after the Commitment Termination Date in any event.

Upon fulfillment of the applicable conditions set forth in Section 5.2, the Bank shall provide to the Borrowers, at the Bank's office at the address applicable for notices under Section 9.2, immediately available funds covering the borrowing pursuant to this Section 2.5. No notice of borrowing given pursuant to this Section 2.5 shall be revocable by the Borrowers at any time after its receipt by the Bank.

         2.6. CONVERSION OF LOANS. The Borrowers may convert all or any part of any outstanding Prime Loan, LIBOR Loan or Fixed Loan (herein in this Section 2.6 called an "Old Loan") into another Prime Loan, LIBOR Loan or Fixed Loan of the same type or of another of such types (herein in this Section 2.6 called a "New Loan"), by giving advance notice thereof in accordance with the procedures set forth in Section 2.4 or Section 2.5, whichever is applicable (which notice shall, in addition to the matters specified in Section 2.4 or Section 2.5, specify the type and amount of the Old Loan that is to be converted into the New Loan which is requested pursuant to Section 2.4 or Section 2.5); provided that:
(a) no LIBOR Loan or Fixed Loan shall be converted on any day other than the last day of the then-current Interest Period relating to such LIBOR Loan or Fixed Loan (except as permitted under Section 2.16), (b) no LIBOR Loan or Fixed Loan shall in any event have (and the Borrowers shall not in any event designate) an Interest Period ending after the Commitment Termination Date, (c) no New Loan of a particular type shall be less than the amount specified in
Section 2.4(c), Section 2.5(a)(iii) or Section 2.5(b)(iii) applicable to such type and (d) no conversion shall be permitted hereunder when a Default or Event of Default has occurred and is continuing. If, with respect to any Old Loan which is a LIBOR Loan or Fixed Loan, the Borrowers do not give the notice provided for in this Section 2.6, or no conversion with respect thereto shall be permitted pursuant to the preceding sentence, the Borrowers shall be deemed to have requested that such Old Loan be converted to a Prime Loan in the same principal amount. In effecting each conversion, the Bank shall, on the Borrowers' behalf, directly apply the proceeds of the New Loan to the payment of the Old Loan, and only the excess (if any) of the proceeds of the New Loan over the amount being repaid shall be directly paid over to the Borrowers. No notice of conversion given pursuant to this Section 2.6 shall be revocable by the Borrowers at any time after its receipt by the Bank.

         2.7. CONDITIONS TO EACH LOAN. The Bank shall not have any obligation to make (whether initially, pursuant to Section 2.4, pursuant to Section 2.5, pursuant to Section 2.6 or otherwise) any Loan if the conditions precedent to the making of such Loan specified in Section 5.2 shall have not been satisfied or if a Default or Event of Default shall have occurred and be continuing or will result therefrom.

         2.8. WARRANTY. Each notice of borrowing referred to in Section 2.4,
Section 2.5 or Section 2.6 shall constitute a representation and warranty by the Borrowers to the Bank that on the requested Borrowing Date no Default or Event of Default shall have then occurred and be continuing or will result therefrom.

         2.9. NOTE. The Loans shall be evidenced by a joint and several promissory note of the Borrowers (the "Note") substantially in the form set forth in Exhibit 2.9, dated the Effective Date, payable to the order of the Bank in a principal amount equal to the Commitment, it being expressly agreed that all principal and all interest shall be payable at maturity (whether by acceleration or otherwise).

         2.10. RECORDKEEPING. The Bank may record on the schedule attached to the Note or elsewhere in its records the date and amount of each Loan made by the Bank, each repayment thereof and, in the case of each Loan other than a Prime Loan, the dates on which the Interest Period for such Loan shall begin and end. The amounts so recorded shall be rebuttable presumptive evidence of the amounts owing and unpaid on the Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Borrowers hereunder or under the Note to repay the principal amount of the Loans together with all interest accruing thereon.

         2.11. INTEREST RATES. The unpaid principal amount from time to time outstanding of the Note shall bear interest as follows:

         (a) As to any unpaid principal amount representing Prime Loans: on and from the Effective Date to the Commitment Termination Date, at a rate per annum equal to the Prime Rate;

         (b) As to any unpaid principal amount representing LIBOR Loans: during each applicable Interest Period, at a rate per annum equal to the sum of
(i) the LIBOR Rate (Reserve Adjusted) applicable to such Interest Period, plus
(ii) .80%;

         (c) As to any unpaid principal amount representing Fixed Loans: during the Interest Period, at a rate PER ANNUM equal to the Fixed Rate for the Interest Period; and

         (d) Notwithstanding the provisions of the preceding clauses (a), (b) or (c), all unpaid principal of any Loan shall bear interest after maturity (whether by acceleration or otherwise) at a rate PER ANNUM equal to the higher of the rate in effect prior to such maturity or the sum of (i) the Prime Rate plus (ii) 2% (but not in any event less than the Prime Rate in effect as at such maturity).

         2.12. Interest Payment Dates. Subject to Section 2.17, all accrued interest on all Prime Loans shall be payable monthly on each Monthly Payment Date and at maturity (whether by acceleration or otherwise), commencing with the Initial Monthly Payment Date. Subject to Section 2.17, all accrued interest on each LIBOR Loan shall be payable on the last day of each Interest Period relating to such Loan (PROVIDED that, with respect to any such LIBOR Loan having an Interest Period greater than three months, all interest accrued thereon shall be payable every three months and at maturity (whether by acceleration or otherwise)). Subject to Section 2.17, all accrued interest on each Fixed Loan shall be payable on the last day of each Interest Period relating to such Loan (PROVIDED that, with respect to any such Fixed Loan having an Interest Period greater than three months, all interest accrued thereon shall be payable monthly on each Monthly Payment Date and at maturity (whether by acceleration or otherwise)).

         2.13. INTEREST PERIODS. Except as is hereinafter provided in this
Section 2.13, each period for the payment of interest on a Loan which is a LIBOR Loan or Fixed Loan (the "Interest Period") shall commence on the date the Loan is made, continued or converted and shall end on the date (a) which in the case of a LIBOR Loan is one, two, three, four, six or twelve months thereafter, as the Borrowers shall have specified in the Borrowers' related notice of borrowing given pursuant to Section 2.5, and (b) which in the case of a Fixed Loan ends at the end of the Interest Period specified pursuant to Section 2.5(b). Each Interest Period which in the case of a LIBOR Loan would otherwise end on a day which is not a LIBOR Business Day shall end on the next succeeding LIBOR Business Day (unless the result would be to extend the Interest Period of a LIBOR Loan to the next succeeding calendar month, in which case with respect to such LIBOR Loan such Interest Period shall end on the next preceding LIBOR Business Day). Each Interest Period which in the case of a Fixed Loan would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day.

         2.14. COMMITMENT FEE. The Borrowers agree to pay to the Bank a commitment fee (the "Commitment Fee") accruing from the Effective Date computed at the rate of .20% PER ANNUM on the average daily unused portion of the Commitment. In computing the Commitment Fee, the unused portion shall be reduced by the Outstanding Letters of Credit Amounts. The Commitment Fee shall be payable quarterly (except that the initial payment shall be for the period from the Effective Date through and including December 31, 1998) in arrears on each Quarterly Payment Date, commencing with the Initial Quarterly Payment Date, and ending on the Commitment Termination Date.

         2.15. TERMINATION OR REDUCTION OF COMMITMENT. The Borrowers shall have the right, upon not less than three Business Days' prior notice to the Bank, to terminate, or from time to time ratably reduce, the Commitment, provided that
(a) any reduction shall be accompanied by the ratable prepayment of the Note, together with accrued interest thereon to the date of such prepayment, to the extent, if any, that the aggregate unpaid principal amount thereof then outstanding (including for this purpose any Outstanding Letters of Credit Amounts) exceeds the amount of the Commitment as then reduced, together with the payment of any unpaid Commitment Fee then accrued hereunder in respect of the Commitment, (b) any termination shall be accompanied by prepayment in full of the unpaid principal amount of the Note, together with accrued interest thereon to the date of such prepayment and the payment of any unpaid Commitment Fee then accrued hereunder in respect of the Commitment, and (c) no reduction or termination may in any event reduce the Commitment to an amount less than the Outstanding Letters of Credit Amounts plus the amount of any unmatured LIBOR Loans and Fixed Loans except to the extent they can be and are prepaid as provided in Section 2.16. Any such reduction of the Commitment shall be in an aggregate amount of $500,000, or a whole multiple thereof. If not terminated earlier, the Commitment shall automatically terminate on the Commitment Termination Date.

         2.16. OPTIONAL PREPAYMENTS OF CERTAIN LOANS. Prepayments of certain Loans will be permitted, as follows:

         (a) The Borrowers may, at their option, prepay the Prime Loans, without premium or penalty, in whole or in part, upon notice to the Bank, not later than 3:00 p.m. Columbus, Ohio time on the date of prepayment, specifying the amount of prepayment. Such notice shall be irrevocable and the payment amount specified in such notice shall be due and payable on the date specified, together with accrued interest to such date on the amount prepaid. Partial optional prepayments of the Prime Loans shall be in an aggregate principal amount of at least $10,000 or a whole multiple thereof.

         (b) The Borrowers may, subject to payment of a Breakeven Prepayment Premium with respect thereto, prepay (i) all (but not less than all) of any LIBOR Loan having an Interest Period of twelve months or (ii) all (but not less than all) of any Fixed Loan. The Bank's determination of the Breakeven Prepayment Premium shall be conclusive absent manifest error. The Borrowers acknowledge and agree that the Breakeven Prepayment Premium (a) constitutes liquidated damages, (b) is a reasonable method of determining the Bank's out-of-pocket loss in the applicable payment event and (c) is not a penalty.

         2.17. COMPUTATION OF INTEREST AND FEES. Interest on the Loans and the Note and all fees payable pursuant hereto shall be calculated on the basis of a year of 360 days for the actual days elapsed. Any change in the interest rate on the Loans resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate shall become effective. The Bank shall as soon as practicable notify the Borrowers of the effective date and the amount of each such change in the Prime Rate.

         2.18. PAYMENTS. All payments (including prepayments) to be made by the Borrowers on account of principal of and interest on the Note and fees payable pursuant hereto shall be made without set-off or counterclaim and shall be made to the Bank at the Bank's office at the address applicable for notices under
Section 9.2, or at such other office as is designated from time to time by notice from the Bank to the Borrowers, in each case in Dollars and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day or LIBOR Business Day, whichever is applicable, the due date for such payment shall be extended to the next succeeding Business Day or LIBOR Business Day, whichever is applicable, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension, unless the result of the foregoing in the case of a LIBOR Loan would be to extend the due date of such LIBOR Loan to the next succeeding calendar month, in which case such due date shall end on the next preceding LIBOR Business Day.

         2.19. USE OF PROCEEDS OF LOANS. The proceeds of the Loans shall be used by the Borrowers initially to repay in full all revolving credit loan amounts outstanding under the Huntington Loan Agreement and the Huntington Note and thereafter for their working capital requirements, capital expenditures and other general corporate purposes.

         2.20. SECURITY FOR LOANS. As security for the Loans, the Borrowers shall grant to the Bank a security interest in all its accounts, inventory and general intangibles and products and proceeds thereof, whether now owned or hereafter acquired or created by the Borrowers. In connection therewith, the Borrowers shall execute a security agreement (the "Security Agreement") substantially in the form set forth in Exhibit 2.20 and, at the request of the Bank, the Borrowers shall authorize and cause to be executed any and all other documents which the Bank shall require in order to effect the foregoing. The Bank agrees that it will share all the foregoing security pro rata with Principal pursuant to the terms of the Intercreditor Agreement.

         2.21. INCREASED TAXES AND COSTS. If the Bank shall have determined that
(a) Regulation D of the Federal Reserve Board, (b) the adoption of any applicable law, rule or regulation, whether domestic or foreign, after the Effective Date, (c) any change after the Effective Date in any applicable law, rule or regulation, whether domestic or foreign, whether now or hereafter in effect, and whether or not presently applicable to the Bank, or any change after the Effective Date in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (d) compliance by the Bank with any request or directive issued after the Effective Date including any such request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency:

         (i) Shall subject the Bank to any tax, duty or other charge with respect to the Loans, the Note or its obligation to make or maintain the Loans, or shall change the basis of taxation of payments to the Bank of the principal of or interest on the Loans or any other amounts due under this Agreement in respect of the Loans or its obligation to make or maintain the Loans (except for a change in the rate of tax on the overall net income of the Bank);

         (ii) Shall impose, modify or deem applicable any reserve (including without limitation any reserve imposed by the Federal Reserve Board), special deposit, minimum capital, capital ratio or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank; or

         (iii) Shall impose on the Bank any other condition affecting the Loans, the Note or its obligation to make or maintain the Loans;

and the result of any of the foregoing is to increase the cost to or impose a cost on the Bank of making or maintaining any Loan (other than Prime Loans) or the Commitment, or reduce the amount of any rate of return on the Bank's capital as a consequence thereof or any sum received or receivable by the Bank under this Agreement or under the Note with respect thereto, by an amount deemed by the Bank to be material, then from time to time, within 30 days after demand by the Bank, the Borrowers shall pay to the Bank such additional amount or amounts as will compensate the Bank for such costs, increased costs or reduction less the amount, if any, of such costs, increased costs or reduction that is reasonably attributable to unsafe or unsound banking practices of the Bank. The Bank shall promptly notify the Borrowers of any event of which it has knowledge, occurring after the Effective Date, which shall entitle the Bank to compensation pursuant to this Section 2.21. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

         2.22.    CHANGES IN CIRCUMSTANCES.
                  -------------------------

         (a) If any of the matters described in clause (b), (c) or (d) of the introductory portion of Section 2.21 shall make it unlawful or impossible for the Bank to make, maintain or fund a type of Loan, then (i) the Bank shall promptly notify the Borrowers of that fact (which notification shall be accompanied by a statement from the Bank setting forth the basis therefor), (ii) the obligation of the Bank to make or effect conversions into the type of Loans made unlawful for the Bank shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and (iii) on the last day of the current Interest Period for Loans of such type or, in any event, if the Bank so requests, on such earlier date as may be required by the relevant law, regulation or interpretation, the Loans of such type then made by the Bank shall, unless then repaid in full, together with accrued interest thereon, automatically convert to Prime Loans.

         (b) If, with respect to any Interest Period relating to a Loan:

               (i) The Bank determines that deposits in Dollars in the applicable amounts are not being offered in the relevant market for such Interest Period; or

               (ii) The Bank determines in its reasonable discretion that the interest rate applicable to the Loan relating to such Interest Period will not adequately and fairly reflect the cost to the Bank of maintaining or funding the Loan;

the Bank shall give notice thereof to the Borrowers (which notice shall be accompanied by a statement from the Bank setting forth the basis therefor), whereupon the obligations of the Bank to make Loans of the affected type shall be suspended until it notifies the Borrowers that the circumstances giving rise to such suspension no longer exist.

         2.23. FUNDING LOSSES. The Borrowers hereby agree that, upon demand by the Bank (which demand shall be accompanied by a statement from the Bank setting forth the basis for such demand), the Borrowers shall indemnify the Bank against any reasonable amount of loss or expense which the Bank may reasonably sustain or incur (including without limitation lost profits or any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain LIBOR Loans or Fixed Loans), as reasonably determined by the Bank, as a result of (a) any prepayment or conversion of any such Loan on a date other than the last day of an Interest Period for the Loan except where Section 2.16 applies thereto, or (b) any failure of the Borrowers to borrow or convert any such Loan on the date specified therefor in a notice of borrowing or conversion pursuant to this Agreement; PROVIDED, HOWEVER, that the Borrowers shall indemnify the Bank against lost profits only if such loss occurred as a result of an action or failure to act of the Borrowers, and not if such loss occurred as a result of any change in the law rendering certain such Loans unlawful.


         ARTICLE 3.  LETTERS OF CREDIT.
                     ------------------
         3.1. LETTERS OF CREDIT GENERALLY. The Borrowers may request, in accordance with the provisions of this Section 3.1, that the Bank issue Letters of Credit for the account of the Borrowers. With respect to such Letters of Credit, (a) the Outstanding Letters of Credit Amounts may not at any time exceed the Letters of Credit Limit), (b) the Letters of Credit shall have an expiration date no later than the Letters of Credit Termination Date and (c) the aggregate of the principal amount of the Loans outstanding from the Bank (including the Outstanding Letters of Credit Amounts) may not exceed the Commitment then in effect. The issuance of any Letter of Credit in accordance with the provisions of this Section 3.1 shall be given effect in the calculation of and thereby reduce the remaining Commitment available for the Loans (and shall also be given effect in the calculation of and thus shall reduce the amount of the Commitment Fee payable pursuant to Section 2.14), and shall require the satisfaction of each condition set forth in Section 5.2 as if such issuance were the making of a Loan.

         Each Letter of Credit may provide that the Bank may (but shall not be required to) pay the beneficiary thereof upon the occurrence of a Default or Event of Default and the acceleration of the maturity of the Loans or, if payment is not then due to the beneficiary, provide for the deposit of funds in an account to secure payment to the beneficiary and that any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Bank for the benefit of the Bank (or, if all obligations of the Borrowers under this Agreement and the Note shall have been indefeasibly paid in full, to the Borrowers) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each such payment or deposit of funds by the Bank shall be treated for all purposes of this Agreement as a drawing duly honored by the Bank under the related Letter of Credit.

         3.2. NOTICE OF ISSUANCE. Whenever the Borrowers desire the issuance of a Letter of Credit, they shall deliver to the Bank a written notice no later than 1:00 p.m. Columbus, Ohio time at least three Business Days, or such shorter period as may be agreed to by the Bank in any particular instance, in advance of the proposed date of issuance. That notice shall specify (a) the type of Letter of Credit (standby or documentary trade), (b) the proposed date of issuance (which shall be a Business Day) of the Letter of Credit, (c) the face amount of the Letter of Credit, (d) the expiration date of the Letter of Credit and (e) the name and address of the beneficiary of the Letter of Credit. Prior to the date of issuance, the Borrowers shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the Bank to make payment under the Letter of Credit; PROVIDED that the Bank, in its sole reasonable judgment, may require changes in any such documents and certificates; and PROVIDED, FURTHER, that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day that such draft is presented if such presentation is made after 11:00 a.m. Columbus, Ohio time on such Business Day. In determining whether to pay under a Letter of Credit, the Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

         3.3. PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Bank shall notify the Borrowers on or before the date on which the Bank intends to honor such drawing, and the Borrowers shall reimburse the Bank on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing; PROVIDED that, anything contained in this Agreement to the contrary notwithstanding, (a) unless the Borrowers shall have notified the Bank prior to 11:00 a.m. Columbus, Ohio time on the Business Day immediately prior to the date of such drawing that the Borrowers intend to reimburse the Bank for the amount of such drawing with funds other than the proceeds of Loans, the Borrowers shall be deemed to have timely given a notice of borrowing to the Bank pursuant to Section 2.4 requesting the Bank to make Loans which are Prime Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing, and (b) subject to satisfaction or waiver of the conditions specified in Section 5.2, the Bank shall, on the date of such drawing, make Loans which are Prime Loans on the date on which such drawing is honored in amount equal to the amount of such drawing, the proceeds of which shall be applied directly by the Bank to reimburse the Bank for the amount of such drawing.

         3.4. COMPENSATION. The Borrowers agree to pay the following amounts to the Bank with respect to Letters of Credit issued by the Bank:

(a) With respect to each Letter of Credit, an administrative fee established by the Bank, payable upon the issuance of the Letter of Credit or at such other time established by the Bank;

(b) With respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by the Bank in respect of each such drawing from the date of the drawing through the date such amount is reimbursed by the Borrowers (including any such reimbursement out of the proceeds of Loans pursuant to Section 3.3) at a rate which is at all times equal to 2% per annum in excess of the Prime Rate;

(c) With respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, negotiating, documentary and processing charges in accordance with the Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be; and

(d) A fee computed at .80% per annum on the average daily balance of the Outstanding Letters of Credit Amounts, which fee shall be payable quarterly on the Quarterly Payment Dates.

         3.5. OBLIGATIONS ABSOLUTE. The obligations of the Borrowers to reimburse the Bank for drawings made under the Letters of Credit issued by the Bank shall, other than in the case of gross negligence or willful misconduct on the part of the Bank, be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including without limitation the following circumstances:

         (a)  Any lack of validity or enforceability of any Letter of Credit;

         (b) The existence of any claim, set-off, defense or other right which any of the Borrowers may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), the Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

         (c) Any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (d) Payment by the Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of the Letter of Credit;

         (e) Any other circumstance or happening whatsoever which is similar to any of the foregoing; or

         (f) The fact that a Default or Event of Default shall have occurred and be continuing.

         3.6. INCREASED TAXES AND COSTS AND CHANGES IN CIRCUMSTANCES. The provisions of Section 2.21 and Section 2.22 shall apply to the issuance and maintenance of Letters of Credit the same as if such Letters of Credit themselves were Loans hereunder.

         ARTICLE 4. REPRESENTATIONS AND WARRANTIES.

         In order to induce the Bank to enter into this Agreement and to make the Loans (including any issuances of Letters of Credit pursuant to Article 3), the Borrowers hereby jointly and severally represent and warrant to the Bank that:

         4.1. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrowers
(a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority and the legal right to own or lease and operate its Property, and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and the failure to qualify would have a material adverse effect on the business, operations, Property or financial or other condition of such Borrower and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not, in the aggregate, have a material adverse effect on the business, operations, Property or financial or other condition of the Borrowers taken as a whole, and could not materially adversely affect the ability of the Borrowers to perform their obligations under and in respect of this Agreement and the other Loan Documents.

         4.2. CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each of the Borrowers has the corporate power and authority to make, deliver and perform this Agreement and the other Loan Documents and to borrow hereunder and each of the Borrowers has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the other Loan Documents. No consent or authorization of, filing with or other act by or in respect of any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance by the Borrowers, or the validity or enforceability against the Borrowers, of this Agreement and the other Loan Documents. All consents and authorizations of, filings with and other acts by or in respect of any other Person required in connection with the execution, delivery or performance by the Borrowers, or the validity or enforceability against the Borrowers, of this Agreement and the other Loan Documents have been obtained or performed and are in full force and effect. This Agreement has been, and the other Loan Documents will be, duly executed and delivered on behalf of the Borrowers. This Agreement constitutes, and the other Loan Documents when executed and delivered will constitute, a legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

         4.3. NO LEGAL BAR. The execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents will not violate any Requirements of Law or any Contractual Obligation applicable to or binding upon any of the Borrowers or any of its respective Properties or assets and will not result in the creation or imposition of any Lien on any of its respective Properties or assets pursuant to the provisions of any Requirements of Law applicable to it or any of its respective Contractual Obligations, except to the extent that such violation or the creation or imposition of any such Lien would not, in the aggregate, have a material adverse effect on the business, operations, Property or financial or other condition of the Borrowers taken as a whole, and could not materially adversely affect the ability of the Borrowers to perform their obligations under and in respect of this Agreement and the other Loan Documents.

         4.4. NO MATERIAL LITIGATION. No litigation or proceeding or, to the knowledge of the Borrowers, investigation of or before any arbitrator or Governmental Authority, is pending or, to the knowledge of the Borrowers, threatened by or against any of the Borrowers or against any of its respective properties or revenues (a) with respect to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or (b) which, if adversely determined, would have a material adverse effect on the business, operations, Property or financial or other condition of the Borrowers taken as a whole.

         4.5. NO DEFAULT OR EVENT OF DEFAULT. None of the Borrowers is in default in the payment or performance of any of its Contractual Obligations (except as to such default which would not have a material adverse effect upon the business, operations, Property or financial or other condition of the Borrowers taken as a whole), and no Default or Event of Default has occurred and is continuing. None of the Borrowers is in default under any order, award or decree of any Governmental Authority or arbitrator binding upon or affecting it or by which any of its Properties or assets may be bound or affected (except as to such default which would not have a material adverse effect upon the business, operations, Property or financial or other condition of the Borrowers taken as a whole).

         4.6. FEDERAL REGULATIONS. None of the Borrowers is engaged, nor will any of the Borrowers engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect. No part of the proceeds of any Loans will be used for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U of the Federal Reserve Board. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Federal Reserve Board.

         4.7. INVESTMENT COMPANY ACT. None of the Borrowers is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         4.8. DISCLOSURE. No representation or warranty made by any of the Borrowers in this Agreement or any of the other Loan Documents or in any other document furnished to the Bank from time to time in connection herewith or therewith, as of the date of such document, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

         4.9. FINANCIAL CONDITION. The consolidated balance sheet of the Borrowers as at December 31, 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended, certified by Ernst & Young LLP, and the unaudited consolidated balance sheet of the Borrowers as of June 30, 1998 and the related unaudited consolidated statement of income of the Borrowers for the six-months' period then ended, copies of which financial statements have been furnished to the Bank, present fairly the consolidated financial position of the Borrowers as at such dates and the results of their operations for such periods. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the period involved, except for the absence of notes and normal year-end audit adjustments required with respect to such June 30, 1998 financial statements.

         4.10. NO CHANGE. Since June 30, 1998, there has been no material adverse change in the business, operations, Property or financial or other condition of the Borrowers taken as a whole.

         4.11. OWNERSHIP OF PROPERTY; LIENS. Except as set forth on Schedule 4.11, except for Liens that are not material and except for any changes which have occurred in the ordinary course of business of the Borrowers, each of the Borrowers has good record title in fee simple to, or valid and subsisting leasehold interests in, all of their respective real Property, and good title to all their respective other Property, reflected on the balance sheets referred to in Section 4.9.

         4.12. TAXES. Each of the Borrowers has filed or caused to be filed all tax returns which, to the knowledge of the Borrowers, are required to have been filed, and has paid all taxes shown to be due and payable on said returns, all assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrowers); and no tax liens have been filed and, to the knowledge of the Borrowers, no claims are being asserted with respect to any such taxes, fees or other charges.

         4.13.    ERISA.
                  -----
         (a) Except as set forth on Schedule 4.13, none of the Borrowers is a party to, makes or is required to make employer contributions to, or has any current or future obligation or liability with respect to, any pension, profit-sharing, retirement, deferred compensation, bonus, stock purchase, severance, hospitalization, medical insurance, life insurance, vacation policy or other employee benefit plan, agreement, arrangement or understanding maintained for the benefit of its current or former employees (a "Plan"). Each Plan set forth or described on Schedule 4.13 is, except to the extent stated therein, in full force and effect in accordance with its terms and complies in all material respects with all applicable laws. Neither of the Borrowers is in default under any Plan and, except as set forth on Schedule 4.13, to the knowledge of the Borrowers, no other party is in default thereunder. The Borrowers have made or provided for all payments due under or with respect to each Plan to date, and all amounts properly accrued to date as liabilities of the Borrowers under each Plan in the current plan years have been recorded on the books of the Borrowers. Each Plan listed on Schedule 4.13 that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and each trust established under a Plan that is intended to be exempt from taxation under
Section 501(a) or (c) of the Code has been determined by the Internal Revenue Service to be so exempt, and nothing has occurred which would cause the loss of such qualifications or exemptions. None of the Plans is a Multiple Employer Plan or a Multiemployer Plan, and none of the Borrowers has made any contributions to or participated in any Multiple Employer Plan or Multiemployer Plan within the last five years.

         (b) Except as set forth on Schedule 4.13, to the knowledge of the Borrowers, the Borrowers have satisfied all material reporting and disclosure requirements and all other material requirements applicable to them under the Code or ERISA, and the Department of Labor and the Internal Revenue Service regulations promulgated thereunder, with respect to the Plans. Except as set forth on Schedule 4.13, there are no material actions, suits or asserted claims pending and served on any of the Borrowers (other than routine claims for benefits) or, to the knowledge of any of the Borrowers, threatened, against any Plan or against the assets of any Plan. No Plan which is subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived. No Plan that is or was subject to Title IV of ERISA has been terminated, no proceeding has been initiated to terminate any such Plan, and none of the Borrowers has incurred, nor reasonably expects to incur, any liability to the PBGC, except for required premium payments, none of which payments is overdue.

         (c) The present value of all accrued benefits (whether or not vested) under each Plan subject to Title IV of ERISA did not exceed, as of January 1, 1998, and does not exceed as of the Effective Date, the then current Fair Market Value of the assets of such Plan by more than the amount set forth on Schedule
4.13. For purposes of determining the present value of accrued benefits under the Plans, the actuarial assumptions and methods used under each Plan for the most recent Plan valuation shall be used.

         (d) With respect to each Plan that is an "employee benefit plan", within the meaning of Section 3(3) of ERISA, true and complete copies of (i) the documents embodying the Plan, any related trust and all amendments thereto, (ii) the summary plan description and all modifications thereto, (iii) the last filed Annual Report (Form 5500 Series) and Schedules A and B thereto, (iv) the most recent Internal Revenue Service determination letter, if applicable, (v) the most recent actuarial valuation report, if any, and (vi) the most recent annual and periodic financial statements, have been delivered or made available to the Bank and are correct in all material respects.

         4.14. SUBSIDIARIES. SFI is a Subsidiary of WFI, and otherwise the Borrowers have no Subsidiaries.

         4.15.   YEAR 2000 COMPLIANT. With respect to being Year 2000 Compliant:
                 -------------------

         (a) All Systems necessary for the Borrowers to carry on their business as presently conducted and as contemplated to be conducted in the future are Year 2000 Complaint or will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of the Borrowers' business operations.

         (b) The Borrowers have: (i) undertaken a detailed inventory, review and assessment of all areas within their business and operations that could be adversely affected by the failure of the Borrowers to be Year 2000 Compliant on a timely basis, (ii) developed a detailed plan and time line for becoming Year 2000 Compliant on a timely basis and (iii) to date implemented that plan in accordance with that timetable in all material respects.

         (c) The Borrowers have made written inquiry of each of their key suppliers, vendors and customers, as to whether such persons have initiated programs to become Year 2000 Compliant, and on the basis of such inquiries, the Borrowers reasonably believe that all such persons will be or become Year 2000 Compliant.

         4.16 ENVIRONMENTAL. The Borrowers (a) have no actual knowledge of the permanent placement, burial or disposal of any Hazardous Substances on any Premises, of any spills, releases, discharges, leaks or disposal of Hazardous Substances that have occurred or are presently occurring on, under or onto any Premises, or of any spills, releases, discharges, leaks or disposal of Hazardous Substances that have occurred or are occurring off any Premises as a result of the Borrowers' improvement, operation or use of any Premises which would result in non-compliance with any of the Environmental Laws; (b) have been in compliance with all applicable Environmental Laws; (c) know of no pending or threatened environmental civil, criminal or administrative proceedings against the Borrowers relating to Hazardous Substances; (d) know of no facts or circumstances that would give rise to any future civil, criminal or administrative proceeding against the Borrowers relating to Hazardous Substances; and (e) will not permit any of their employees, agents, contractors, subcontractors or any other person occupying or present on any Premises to generate, manufacture, store, dispose or release on, about or under any Premises any Hazardous Substances which would result in the Premises not complying with the Environmental Laws.

         4.17. COMPLIANCE WITH OCCUPATIONAL SAFETY AND HEALTH ACT. The Borrowers are not in violation of any requirement of any applicable occupational safety and health act or any standard, rule or order promulgated pursuant thereto or any regulation prescribed pursuant thereto, the violation of which involves the possibility of a material adverse effect on (a) the business, operations, Property or financial or other condition of the Borrowers or (b) the ability of the Borrowers to perform this Agreement.

         4.18 PATENTS, TRADEMARKS AND LICENSES. The Borrowers own all patents, trademarks, service marks, trade names, copyrights, permits and licenses, or rights with respect to the foregoing, necessary for the present and planned future conduct of their business, without any known conflict with the rights of others.

         ARTICLE 5.  CONDITIONS PRECEDENT.
                     ---------------------

         5.1. CONDITIONS TO INITIAL LOAN. The obligation of the Bank to make the initial Loan shall be subject to the fulfillment prior to or contemporaneously with the making of such Loan of the following conditions to the satisfaction of the Bank:

         (a) NOTE. The Bank shall have received the Note conforming to the requirements hereof and duly executed by the duly authorized officers of the Borrowers.

         (b) SECURITY AGREEMENT AND INTERCREDITOR AGREEMENT. The Borrowers shall have executed and delivered to the Bank the Security Agreement and financing statements and any other documents requested by the Bank in connection therewith, and the Bank and Principal shall have executed and delivered to each other the Intercreditor Agreement.

         (c) LEGAL OPINION OF COUNSEL. The Bank shall have received the opinion, dated the Closing Date, of Vorys, Sater, Seymour and Pease LLP, counsel to the Borrowers, in substantially the form of Exhibit 5.1(c).

         (d) CORPORATE PROCEEDINGS. The Bank shall have received a copy of the resolutions of the Board of Directors of each of the Borrowers authorizing (i) the execution, delivery and performance by each of the Borrowers of this Agreement and the other Loan Documents, (ii) the consummation of the transactions contemplated hereby and thereby and (iii) the borrowings provided for herein, certified by the appropriate Secretary or Assistant Secretary of each of the Borrowers on the Closing Date. Such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificate.

         (e) INCUMBENCY CERTIFICATES. The Bank shall have received a certificate of the Secretary or an Assistant Secretary of each of the Borrowers, dated the Closing Date, as to the incumbency and signature of the officer or officers signing this Agreement and the other Loan Documents on its behalf and any certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

         (f) NO LEGAL RESTRAINTS. There shall be no injunction, writ, preliminary restraining order or any order of any nature issued by any Governmental Authority directing that the transactions provided for in this Agreement or the other Loan Documents or any of them not be consummated as herein or therein provided.

         (g) FINANCIAL INFORMATION. The Bank shall have received copies of the financial statements referred to in Section 4.9.

         (h) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Borrowers in this Agreement and the other Loan Documents, and the representations and warranties made by any of the Borrowers which are contained in any certificate, document or financial or other statement furnished in connection herewith or therewith, shall be true and correct in all material respects on and as of the Closing Date after giving effect to the initial Loan.

         (i) BORROWING CERTIFICATE. The Bank shall have received a borrowing certificate, dated the Closing Date, substantially in the form of Exhibit 5.1(i), executed by the duly authorized officers of the Borrowers.

         (j) Huntington Loan Agreement and Note. The Borrowers shall have repaid in full, or shall repay in full as of the time of the initial Loan with proceeds of the initial Loan, all outstanding loans and any other amounts owing under the Huntington Loan Agreement and the Huntington Note. The Borrowers shall also have terminated the Huntington Loan Agreement and the Huntington Note and all security agreements and other documents relating thereto.

         (k) ADDITIONAL MATTERS. All corporate and other proceedings and all other documents and legal matters in connection with the transactions contemplated by the Loan Documents shall be satisfactory in form and substance to the Bank and its counsel.

         5.2. CONDITIONS TO ALL LOANS. The obligation of the Bank to make any Loan (including the initial Loan on the Closing Date) is subject to fulfillment of the following conditions precedent to the satisfaction of the Bank:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Borrowers in this Agreement and the other Loan Documents, and the representations and warranties made by any of the Borrowers which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the Borrowing Date for such Loan after giving effect to such Loan, as if made on and as of such date unless stated to relate to a specific earlier date.

         (b) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing on such Borrowing Date or after giving effect to each Loan to be made on such Borrowing Date.

         (c) LITIGATION. No suit, action, investigation, inquiry or other proceeding by any Governmental Authority or other Person or any other legal or administrative proceeding shall be pending or threatened which questions the validity or legality of the transactions contemplated by the Loan Documents, or seeks damages in connection therewith.

         (d) SUBSIDIARY GUARANTY DOCUMENTS. The Bank shall have received Subsidiary Guaranty Documents from each Subsidiary created subsequent to the Effective Date.

Each borrowing hereunder shall be deemed a representation and warranty jointly and severally by the Borrowers to the effect that the conditions set forth in clauses (a), (b), (c) and (d) above are satisfied.

         ARTICLE 6.  AFFIRMATIVE COVENANTS.
                     ---------------------

         The Borrowers hereby jointly and severally agree that, so long as the Commitment remains in effect or the Note or any Letter of Credit issued hereunder remains outstanding and unpaid or any other amount is owing to the Bank hereunder, the Borrowers shall:

         6.1.     FINANCIAL STATEMENTS. Furnish to the Bank:

         (a) As soon as available, but in any event not later than 90 days after the end of each fiscal year of the Borrowers, a copy of the consolidated balance sheet of the Borrowers as at the end of such fiscal year and the related consolidated statements of income and stockholders' equity and cash flows of the Borrowers for such fiscal year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing acceptable to the Bank.

         (b) As soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrowers, a copy of the unaudited consolidated balance sheet of the Borrowers as at the end of each such quarter and the related unaudited consolidated statement of income of the Borrowers for such quarterly period and the portion of the fiscal year through the end of such quarter, setting forth in each case in the form required by Form 10-Q under the Securities Exchange Act of 1934, as amended, the figures for the corresponding period of the previous year, and certified by the chief financial officer of the Borrowers as being fairly stated in all material respects, and (ii) such other financial information with respect to the Borrowers, certified by the chief financial officer of the Borrowers as being fairly stated in all material respects, as the Bank may request, such information not to be unreasonably withheld by the Borrowers.

All such financial statements referred to in clauses (a) and (b) of this Section
6.1 shall present fairly the consolidated financial position of the Borrowers as at such date and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (subject, in the case of unaudited interim statements, to the absence of notes and to normal year-end audit adjustments).

         6.2.     CERTIFICATES; OTHER INFORMATION. Furnish to the Bank:

         (a) Concurrently with the delivery of the financial statements referred to in clause (a) of Section 6.1, a certificate of such accountants who certify such financial statements, stating that they have reviewed this Agreement and stating further, whether, in making their audit, such accountants have become aware of any condition or event which then constitutes a Default or Event of Default and, if such accountants are aware that any such condition or event then exists, specifying the nature and period of existence thereof;

         (b) Concurrently with the delivery of the financial statements referred to in clauses (a) and (b) of Section 6.1, a certificate of the chief financial officer of each of the Borrowers (i) stating that, to the best of such officer's knowledge, such Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Loan Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) showing in detail as of the end of the related fiscal period the calculations supporting such statement in respect of Sections 7.4, 7.5 and 7.6 and (iii) stating that all such consolidated financial statements present fairly the consolidated financial position of the Borrowers and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (subject, in the case of unaudited interim statements, to the absence of notes and to normal year-end audit adjustments);

         (c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by WFI to its security holders, all regular and periodic reports and all final registration statements and final prospectuses, if any, filed by the Borrowers with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions; and

         (d) Promptly, such additional financial and other information as the Bank may from time to time reasonably request.

         6.3. PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of their obligations and liabilities of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrowers.

         6.4. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in business of the same general type as conducted by them, and preserve, renew and keep in full force and effect their corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of their business, except as otherwise permitted by Section 7.3; and comply with all material applicable Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on the business, operations, Property or financial or other condition of the Borrowers taken as a whole.

         6.5. MAINTENANCE OF PROPERTY; INSURANCE. Keep all Property useful and necessary in their business in good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies insurance on all their Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business and furnish to the Bank, upon written request, full information as to the insurance carried.

         6.6. INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of record and account in which entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to their business and activities; and permit representatives of the Bank to visit and inspect any of their Properties and examine and make abstracts from any of their books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, Properties and financial and other condition of the Borrowers with officers and employees of the Borrowers and with their independent certified public accountants.

         6.7. NOTICES. Promptly give notice to the Bank:

         (a)   of the occurrence of any Default or Event of Default;

         (b) of any (i) default or event of default under any instrument or other agreement of any of the Borrowers which default or event of default could have a material adverse effect on the business, operations, Property or financial or other condition of the Borrowers taken as a whole or (ii) litigation, investigation or proceeding which may exist at any time between any of the Borrowers and any Governmental Authority, which in any such case, if adversely determined, would have a material adverse effect on the business, operations, Property or financial or other condition of the Borrowers taken as a whole;

         (c)   of any litigation or proceeding affecting any of the Borrowers
(i) in which the amount claimed is $100,000 or more and not covered by insurance or (ii) in which injunctive or similar relief is sought which, if obtained, would have a material adverse effect on the business, operations, Property or financial or other condition of the Borrowers taken as a whole; and

         (d) of the following events, as soon as practicable after, and in any event within 30 days after, either of the Borrowers knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan which Reportable Event could have a material adverse effect on the business, operations, Property or financial or other condition of the Borrowers taken as a whole, or (ii) the institution of proceedings or the taking or expected taking of any other action by the PBGC or either of the Borrowers to terminate, withdraw or partially withdraw from any Plan and, with respect to a Multiemployer Plan, the "reorganization" or "insolvency" of the Plan (as those terms are defined in Sections 4241 and 4245 of ERISA, respectively) in each of the foregoing cases which could have a material adverse effect on the business, operations, Property or financial or other condition of the Borrowers taken as a whole, and, in addition to such notice, deliver to the Bank whichever of the following may be applicable: (A) a certificate of the chief financial officer of each of the Borrowers setting forth details as to such Reportable Event and the action that the Borrowers propose to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with the PBGC, or (B) any notice delivered by the PBGC evidencing its intent to institute such proceedings or any notice to the PBGC that such Plan is to be terminated, as the case may be.

Each notice given pursuant to this Section 6.7 shall be accompanied by a statement of the chief executive officer or chief financial officer of each of the Borrowers setting forth details of the occurrence referred to therein and stating what action each of the Borrowers proposes to take with respect thereto.

         6.8. ENVIRONMENTAL INDEMNIFICATION. The Borrowers hereby indemnify and hold harmless the Bank against and from any loss, damage, cost, expense or liability (including strict liability) directly or indirectly arising out of or attributable to the generation, storage, release, threatened release, discharge, disposal or presence (whether prior to or during the term of the Loans) of Hazardous Substances on, under or about the Premises (whether by the Borrowers or any employees, agents, contractors or subcontractors of the Borrowers or any predecessor in title or any third persons occupying or present on the Premises), or the breach of any of the representations and warranties regarding the Premises, including without limitation: (a) those damages or expenses arising under the Environmental Laws; (b) the costs of any required or necessary repair, cleanup or detoxification of the Premises, including the soil and ground water thereof, and the preparation and implementation of any closure, remedial or other required plans; (c) damage to any natural resources; and (d) all reasonable costs and expenses incurred by the Bank in connection with clauses
(a), (b) and (c), including without limitation reasonable attorneys' fees. Such indemnification shall not apply to any losses, liabilities, damages, injuries, expenses or costs which: (i) arise from the gross negligence or willful misconduct of the Bank or (ii) relate to Hazardous Substances placed or disposed of on the Premises after the Bank acquires title to the Premises through foreclosure or otherwise.


         ARTICLE 7.  NEGATIVE COVENANTS.
                     -------------------
         The Borrowers hereby jointly and severally agree that, so long as the Commitment remains in effect or the Note or any Letter of Credit issued hereunder remains outstanding and unpaid or any other amount is owing to the Bank hereunder, the Borrowers shall not, directly or indirectly:

         7.1. INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

         (a)      Indebtedness under the Note;

         (b) Indebtedness to Principal in an amount not exceeding $6,000,000 (the "Principal Indebtedness");

         (c) Indebtedness incurred in connection with trade and other accounts payable in the ordinary course of business and in accordance with customary trade terms;

         (d) Indebtedness under Capital Leases, conditional sale agreements and other purchase money financing agreements entered into to finance capital expenditures;

         (e)      Indebtedness between the Borrowers; and

         (f) Indebtedness incurred in connection with the Liens permitted pursuant to Section 7.2.

         7.2. LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of their Property, assets, income or profits, whether now owned or hereafter acquired, except:

         (a) Liens for taxes not yet due or, in the case of real estate taxes, not yet the subject of interest and penalties for the nonpayment thereof, or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrowers in accordance with GAAP;

         (b) Carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's, vendors' or other like Liens arising in the ordinary course of business (i) which are not overdue for a period of more than 60 days or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrowers in accordance with GAAP, and in addition thereto any such Liens arising in the ordinary course of business other than those described in clauses
(i) and (ii) which do not in the aggregate exceed $100,000;

         (c) Pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

         (d) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (e) Easements, rights-of-way, landlords' liens, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of either of the Borrowers;

         (f) Liens in existence on the Effective Date and securing the Principal Indebtedness and other liens in existence on the Effective Date and disclosed in Schedule 7.2(f), provided that such Liens are not spread to cover any additional Property and the principal amount of Indebtedness secured thereby is not increased;

         (g) Liens for Capital Leases, conditional sale agreements and other purchase money financing agreements entered into to finance capital expenditures;

         (h)  Liens in favor of the Bank;

         (i) Mortgage Liens granted after the Effective Date on real Property to secure financing for the acquisition or development of or construction of improvements on such real Property; and

         (j) Purchase money Liens granted to the seller of Property to finance all or part of the purchase price therefor.

         7.3. PROHIBITION OF FUNDAMENTAL CHANGES. Enter into any transaction of sale, acquisition or merger or consolidation or amalgamation, or liquidate in one transaction or in a series of transactions, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, in a single transaction or in a series of related transactions, all or substantially all of its Property or assets, or make any fundamental change in the present method of conducting business except:

         (a) The sale of inventory in the ordinary course of business of the Borrowers consistent with the current practices of the Borrowers;

         (b) SFI or any other Subsidiary may be merged or consolidated with or into WFI;

         (c) SFI or any other Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to WFI; and

         (d) The creation and maintenance of one or more Subsidiaries created subsequent to the Effective Date, provided each such Subsidiary has provided to the Bank its Subsidiary Guaranty Documents.

         7.4. CONSOLIDATED ADJUSTED TANGIBLE NET WORTH TESTS. Permit (a) Consolidated Adjusted Tangible Net Worth at any Quarterly Determination Date to be less than $45,000,000 plus 50% of the Consolidated Net Income for all years beginning with 1998 which are prior to the year in which falls the applicable Quarterly Determination Date (thus, for Quarterly Determination Dates which fall in 1998, none of the Consolidated Net Income from 1997 and prior thereto would be included, for Quarterly Determination Dates which fall in 1999 50% of the Consolidated Net Income for 1998 would be included, for Quarterly Determination Dates which fall in 2000 50% of the aggregate Consolidated Net Income for both 1998 and 1999 would be included, and so on) or (b) the ratio of Consolidated Total Liabilities to Consolidated Adjusted Tangible Net Worth at any Quarterly Determination Date to be greater than 1.50 to 1.00.

          7.5. CURRENT RATIO. Permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities at any Quarterly Determination Date to be less than 1.25 to 1.00.

          7.6. CONSOLIDATED WORKING CAPITAL. Permit the Consolidated Working Capital at any Quarterly Determination Date to be less than $10,000,000.

          7.7. COMPLIANCE WITH ERISA. (a) Terminate any Plan so as to result in any material liability to the PBGC, (b) engage in any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Plan which would result in a material liability for an excise tax or civil penalty in connection therewith, (c) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Plan, or (d) allow or suffer to exist any event or condition which presents a material risk of incurring a material liability to the PBGC by reason of termination of any such Plan.

          7.8. NO CHANGE IN FISCAL YEAR PERIOD. Change its fiscal year period without the prior written consent of the Bank.

          ARTICLE 8. EVENTS OF DEFAULT.

          Upon the occurrence of any of the following events (an "Event of Default"):

          (a) The Borrowers shall fail to pay (i) any principal of any Loan when due (whether at the stated maturity, by acceleration or otherwise) in accordance with the terms hereof or of the Note or (ii) any interest on the Note or any fee or any other amount payable hereunder within five days after any such amount becomes due;

          (b) Any representation or warranty made or deemed made by any one or more of the Borrowers in this Agreement or any other Loan Document or contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

          (c) Either of the Borrowers shall default in the observance or performance of any covenant or agreement contained in Article 6 and such default shall continue unremedied for a period of 30 days;

         (d) Either of the Borrowers shall default in the observance or performance of any provision contained in Article 7 or any other covenant or agreement contained in any Loan Document and such default shall continue unremedied for a period of 30 days after notice from the Bank;

          (e) Either of the Borrowers (i) shall default in any payment of principal of or interest on any Indebtedness or in the payment of any Contingent Obligations beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created or (ii) shall default in the observance or performance of any agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or bank on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, any such Indebtedness or Contingent Obligation to become due prior to its stated maturity (any applicable grace period having expired);

          (f) (i) Either of the Borrowers shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or either of the Borrowers shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against either of the Borrowers any case, proceeding or other action of a nature referred to in clause
(i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) is not dismissed, discharged, stayed or bonded within 90 days; or (iii) there shall be commenced against either of the Borrowers any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets, which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 90 days from the entry thereof and which shall involve in the aggregate a liability (to the extent not paid or covered by insurance) of more than $100,000 at any one time outstanding; or (iv) either of the Borrowers shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) either of the Borrowers shall generally not pay its debts as they become due;

          (g) (i) Either of the Borrowers (or any officer or director thereof) shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA) shall exist with respect to any Single Employer Plan, (iii) with respect to any Multiemployer Plan, either Borrower fails to make a contribution required to be made thereto, or withdraws therefrom, where in either event the liability of either Borrower is in excess of $100,000, (iv) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to
Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten days after commencement thereof, as the case may be, (v) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (vi) any other similar event or condition shall occur or exist with respect to any Plan; and in each case in clauses (i) through (vi) above, in the opinion of the Bank, such event or condition, together with all other such events or conditions in clauses (i) through (vi) above, if any, would subject either or both of the Borrowers to any tax, penalty or other liabilities under ERISA in the aggregate material in relation to the business, operations, Property or financial or other condition of the Borrowers taken as a whole;

          (h) One or more judgments or decrees shall be entered against either of the Borrowers and shall not be dismissed, discharged, stayed or bonded within a period of 60 days and shall involve in the aggregate a liability (to the extent not paid or covered by insurance) of more than $100,000 at any one time outstanding; or

          (i) (i) Any one or more of the Borrowers shall fail to make any payment (beyond any applicable grace period with respect thereto) due on any Indebtedness or Security in an aggregate amount in excess of $10,000 or (ii) any event shall occur or any condition shall exist in respect of any such Indebtedness or Security of the Borrowers, or under any agreement securing or relating to such Indebtedness or Security, the effect of which is (A) to cause (or permit any holder of such Indebtedness or Security or a trustee to cause) such Indebtedness or Security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date or dates of payment, or
(B) to permit the holder of any Security (other than common stock of either of the Borrowers) or a trustee to elect a majority of the directors on the board of directors of either of the Borrowers;

then, and in any such event, (a) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above, automatically the Commitment shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under and in respect of this Agreement and the Note shall immediately become due and payable, and (b) if such event is any other Event of Default, so long as any such Event of Default shall be continuing, either of the following actions may be taken: (i) the Bank may, by notice to the Borrowers, declare the Commitment to be terminated forthwith, whereupon the Commitment shall immediately terminate; and (ii) the Bank may, by notice of default to the Borrowers, declare the Loans (with accrued interest thereon) and all other amounts owing under and in respect of this Agreement and the Note to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Article 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

         ARTICLE 9. MISCELLANEOUS.
                    --------------
         9.1. AMENDMENTS, ETC. The Loan Documents to which the Borrowers are parties may not be changed, amended, waived, discharged or terminated unless such change, amendment, waiver, discharge or termination is in writing signed by the Borrowers and the Bank. Any such waiver and any such amendment, supplement or modification shall be binding upon the Borrowers, the Bank and all future holders of the Note. In the case of any waiver, the Borrowers and the Bank shall be restored to their former position and rights hereunder and under the Note, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         9.2. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including telex or facsimile) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telex or facsimile notice, when sent, answer back received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Note:


         Borrowers:                     Worthington Foods, Inc.
                                        900 Proprietors Road
                                        Worthington, Ohio  43085
                                        Attention: William T. Kirkwood
                                                   Executive Vice President and
                                                   Chief Financial Officer

            With a copy to:             Vorys, Sater, Seymour and Pease LLP
                                        52 East Gay Street
                                        P.O. Box 1008
                                        Columbus, Ohio  43216-1008
                                        Attention:  Roger E. Lautzenhiser, Esq.

         Bank:                          National City Bank
                                        155 East Broad Street
                                        Columbus, Ohio  43251
                                        Attention:  William J. Whitley
                                                    Senior Vice President

            With a copy to:             Squire, Sanders & Dempsey L.L.P.
                                        41 South High Street
                                        Suite 1300
                                        Columbus, Ohio  43215
                                        Attention:  Daniel M. Maher, Esq.

PROVIDED that any notice, request or demand to or upon the Bank pursuant to Articles 2 and 3 shall not be effective until received by the Bank.

         9.3. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         9.4. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of the Loan Documents.

         9.5. PAYMENT OF EXPENSES AND TAXES. Each of the Borrowers and the Bank agrees to be responsible for and pay all of its own out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of this Agreement and the other Loan Documents and any other documents prepared in connection herewith and therewith, and the consummation of the transactions contemplated hereby and thereby, including without limitation the reasonable fees and disbursements of their own counsel, provided that the Bank agrees to reimburse the Borrowers for up to $2,000 of fees payable by the Borrowers to their counsel in connection therewith. The Borrowers agree to (a) pay or reimburse the Bank for all its reasonable out-of-pocket costs and expenses incurred hereafter in connection with any amendment, supplement or modification to this Agreement and the other Loan Documents and any other documents prepared in connection herewith and therewith, including without limitation the reasonable fees and disbursements of counsel to the Bank, (b) to pay or reimburse the Bank for all its costs and expenses incurred in connection with, and to pay, indemnify and hold harmless the Bank against and from, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever arising out of or in connection with the enforcement or preservation of any rights under the Loan Documents and any such other documents, including without limitation reasonable fees and disbursements of counsel to the Bank, (c) to pay, indemnify and hold harmless the Bank against and from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and the other Loan Documents and any such other documents, and
(d) to pay, indemnify and hold harmless the Bank against and from any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in connection with the use or the proposed use of the proceeds of the Loans (all of the foregoing, collectively, the "Indemnified Liabilities"), PROVIDED that the Borrowers shall have no obligation hereunder for Indemnified Liabilities with respect to the Bank arising from (i) the gross negligence or willful misconduct of the Bank, (ii) legal proceedings commenced against the Bank by any Security holder or creditor of the Bank, arising out of and based upon rights afforded any such Security holder or creditor solely in its capacity as such, or (iii) legal proceedings commenced against the Bank by any Transferee. The agreements in this Section 9.5 shall survive repayment of the Note and all other amounts payable hereunder.

         9.6. SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents and any certificate or other document delivered pursuant hereto and thereto shall be binding upon and inure benefit of the Borrowers, the Bank, all future holders of the Note and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights under this Agreement or any other Loan Documents without the prior written consent of the Bank. The Borrowers acknowledge that the Bank may at any time sell, assign, transfer or grant participations in the Loans to other financial institutions (each a "Transferee"). The Borrowers agree that each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of the Loans held by it as fully as if such Transferee were the direct holder thereof.

         9.7. GOVERNING LAW; NO THIRD PARTY RIGHTS. This Agreement and the other Loan Documents and the rights and obligations of the parties under this Agreement and the other Loan Documents shall be governed by, and construed and interpreted in accordance with, the laws of the State of Ohio. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

         9.8. ADJUSTMENTS; SET-OFF. In addition to any rights or remedies of the Bank provided by law, upon the occurrence of any Event of Default or upon all of the Loans becoming or being declared to be due pursuant to Article 8, the Bank is hereby irrevocably authorized without notice to the Borrowers (any such notice being expressly waived) to set-off and appropriate and apply all deposits (general and special, time or demand, provisional or final) in any currency and other indebtedness at any time held or owing by the Bank to or for the credit or the account of the Borrowers against and on account of any obligations, liabilities and claims of the Borrowers to the Bank and in such amounts as the Bank may elect, although such obligations, liabilities and claims may be contingent or unmatured, provided that any such application of deposits shall be made first against obligations, liabilities and claims under the Loan Documents. The Bank shall promptly give the Borrowers notice of any set-off, provided that the failure to give such notice shall not affect the validity of such set-off.

         9.9. JOINT AND SEVERAL OBLIGATIONS. All indebtedness, liabilities and obligations of the Borrowers under this Agreement and the other Loan Documents, including without limitation all principal, interest, fees and costs and expenses, shall be joint and several, regardless of whether they are referred to as joint and several herein or therein, and each Borrower shall be liable for all such indebtedness, liabilities and obligations of either of the Borrowers, and the Bank shall have the right, in its sole discretion, to pursue its remedies against either Borrower without the need to pursue its remedies against the other Borrower. Notwithstanding anything herein to the contrary, indebtedness, obligations and liabilities of either Borrower referred to herein or in the other Loan Documents shall be interpreted to be the joint and several indebtedness, obligations and liabilities of both Borrowers.

         9.10. COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         9.11. EFFECTIVENESS. This Agreement shall become effective and binding upon the Borrowers and the Bank as of the date of this Agreement.

         9.12. SEVERABILITY. Any provision of this Agreement which is prohibited, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, invalidity or unenforceability without invalidating the remaining provisions hereof, and any such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction or any other provision of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

WORTHINGTON FOODS, INC.                     NATIONAL CITY BANK


By:                                         By:
   --------------------------------            --------------------------------
Name: William T. Kirkwood                    Name: William J. Whitley
Title: Executive Vice President and          Title: Senior Vice President
       Chief Financial Officer


SPECIALTY FOODS INVESTMENT COMPANY


By:
-----------------------------------
Name: William T. Kirkwood
Title:   Treasurer

                        FIRST AMENDMENT TO LOAN DOCUMENTS


         This First Amendment to Loan Documents (this "Amendment") is entered into effective as of January 14, 1999 by and between WORTHINGTON FOODS, INC., an Ohio corporation ("WFI"), and SPECIALTY FOODS INVESTMENT COMPANY, a Delaware corporation and wholly owned subsidiary of WFI ("SFI," and collectively with WFI, the "Borrowers"), on the one hand, and NATIONAL CITY BANK, a national banking association (the "Bank"), on the other hand, who hereby agree as set forth below.


                             BACKGROUND INFORMATION
                             ----------------------

         A. The Borrowers and the Bank executed and delivered to each other that certain Credit Agreement dated as of September 9, 1998 (the "Credit Agreement").

         B. Concurrently with the execution and delivery of the Credit Agreement, the Borrowers executed and delivered to the Bank that certain Revolving Credit Note in the principal amount of $25,000,000 in favor of the Bank (the "Note").

         C. The Borrowers' obligations to pay to the Bank the principal and interest under the Note, along with all other Obligations, are secured pursuant to that certain Security Agreement executed by the Borrowers and delivered to the Bank concurrently with the execution and delivery of the Credit Agreement and the Note (the "Security Agreement," and collectively with the Credit Agreement and the Note, the "Loan Documents").

         D. The Borrowers and the Bank desire to amend and otherwise express agreement with respect to the Loan Documents as hereafter set forth.

         E. All terms used but not defined herein shall be given the meanings ascribed thereto in the Loan Documents.


                             STATEMENT OF AGREEMENT
                             ----------------------

        Section 1. AMENDMENT OF THE CREDIT AGREEMENT. Section 1.1 of the Credit Agreement is hereby amended by changing the dollar amount expressed in the definition of "Commitment" from "$25,000,000" to "$30,000,000."

        Section 2. AGREEMENT REGARDING THE CREDIT AGREEMENT. The Borrowers hereby jointly and severally agree, represent and warrant to the Bank that all of the Borrowers' representations and warranties set forth in Article 4 of the Credit Agreement are accurate as of the date of this Amendment, with the "Loan Documents" as referred to in said Article 4, for this purpose, including the Loan Documents as amended by this Amendment.

        Section 3. AMENDMENT OF THE NOTE. The Note is hereby amended by changing "$25,000,000.00" and "Twenty-Five Million Dollars ($25,000,000.00),"
respectively, to "$30,000,000.00" and "Thirty Million Dollars
($30,000,000.00)," respectively, where they appear therein.

        Section 4. AMENDMENT OF THE SECURITY AGREEMENT. The Security Agreement is hereby amended by changing the reference therein from "$25,000,000.00" to "$30,000,000.00."

        Section 5. AGREEMENT REGARDING THE SECURITY AGREEMENT. The Borrowers hereby agree, represent and warrant to the Bank that all of the Borrower's representations and warranties set forth in Section 1 of the Security Agreement are accurate as of the date of this Amendment.

        Section 6. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions apply to this Amendment:

               (a) No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated or waived except in a writing signed by the parties thereto.

               (b) The Loan Documents as amended herein shall be binding upon and shall inure to the benefit of the Borrowers and the Bank and their successors and assigns, provided, however, the Borrowers may not assign any of their rights or delegate any of their obligations under the Loan Documents and any purported assignment or delegation shall be void.

               (c) This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio without giving effect to conflicts of law principles.

               (d) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.

               (e) This Amendment is an amendment only and not a novation. Except for the amendments herein, the Loan Documents, and all the terms and conditions thereof, shall be and remain in full force and effect with the amendments herein deemed to be incorporated therein. This Amendment shall not release or affect the liability of any guarantor, surety or endorser of the Note or release any owner of collateral securing the Note. The validity, priority and enforceability of the Note shall not be impaired hereby.

         IN WITNESS WHEREOF, this Amendment is executed effective as of the date first above written.

BORROWERS:                                       BANK:
---------                                        -----
WORTHINGTON FOODS, INC.                          NATIONAL CITY BANK



By:                                         By:
   -----------------------------               --------------------------------

Name:                                       Name:
     ---------------------------                 ------------------------------

Title:                                      Title:
      --------------------------                  -----------------------------


SPECIALTY FOODS INVESTMENT COMPANY


By:
   -----------------------------
Name:
     ---------------------------
Title:
      --------------------------

                       SECOND AMENDMENT TO LOAN DOCUMENTS


         This Second Amendment to Loan Documents (this "Second Amendment") is entered into effective as of March ____, 1999 by and between WORTHINGTON FOODS, INC., an Ohio corporation ("WFI"), and SPECIALTY FOODS INVESTMENT COMPANY, a Delaware corporation and wholly owned subsidiary of WFI ("SFI," and collectively with WFI, the "Borrowers"), on the one hand, and NATIONAL CITY BANK, a national banking association (the "Bank"), on the other hand, who hereby agree as set forth below.


                             BACKGROUND INFORMATION
                             ----------------------

         A. The Borrowers and the Bank executed and delivered to each other that certain Credit Agreement dated as of September 9, 1998 (the "Credit Agreement").

         B. Concurrently with the execution and delivery of the Credit Agreement, the Borrowers executed and delivered to the Bank that certain Revolving Credit Note in the principal amount of $25,000,000 in favor of the Bank (the "Note").

         C. The Borrowers' obligations to pay to the Bank the principal and interest under the Note, along with all other Obligations, are secured pursuant to that certain Security Agreement executed by the Borrowers and delivered to the Bank concurrently with the execution and delivery of the Credit Agreement and the Note (the "Security Agreement," and collectively with the Credit Agreement and the Note, the "Loan Documents").

         D. The Borrowers and the Bank executed and delivered to each other that certain First Amendment to Loan Documents dated as of January 14, 1999 amending the Loan Documents (the "First Amendment").

         E. The Borrowers and the Bank desire to further amend and otherwise express agreement with respect to the Loan Documents, as amended by the First Amendment (the "First Amended Loan Documents"), as hereafter set forth.

         F. All terms used but not defined herein shall be given the meanings ascribed thereto in the First Amended Loan Documents.


                             STATEMENT OF AGREEMENT
                             ----------------------

          Section 7. Amendment of the Credit Agreement.
          ---------------------------------------------

               (a) Section 1.1 of the Credit Agreement, as amended by the First Amendment, is hereby amended by changing the dollar amount expressed in the definition of "Commitment" from "$30,000,000" to "$35,000,000."

               (b) Section 7.6 of the Credit Agreement is hereby amended to read as follows:

               "7.6 CONSOLIDATED WORKING CAPITAL. Permit the Consolidated Working Capital to be less than $10,000,000 at the first Quarterly Determination Date (December 31, 1998) or $20,000,000 at any Quarterly Determination Date thereafter."

          Section 2. AGREEMENT REGARDING THE CREDIT AGREEMENT. The Borrowers hereby jointly and severally agree, represent and warrant to the Bank that all of the Borrowers' representations and warranties set forth in Article 4 of the Credit Agreement are accurate as of the date of this Second Amendment, with the "Loan Documents" as referred to in said
Article 4, for this purpose, including the First Amended Loan Documents as amended by this Second Amendment.

        Section 3. AMENDMENT OF THE NOTE. The Note, as amended by the First Amendment (the "First Amended Note"), is hereby amended by changing
"$30,000,000.00" and    "Thirty Million Dollars ($30,000,000.00),"
respectively, to "$35,000,000.00" and "Thirty-Five Million Dollars ($35,000,000.00)," respectively, where they appear therein.

        Section 4. AMENDMENT OF THE SECURITY AGREEMENT. The Security Agreement, as amended by the First Amendment, is hereby amended by changing the reference therein from "$30,000,000.00" to "$35,000,000.00."

        Section 5. AGREEMENT REGARDING THE SECURITY AGREEMENT. The Borrowers hereby agree, represent and warrant to the Bank that all of the Borrowers' representations and warranties set forth in Section 1 of the Security Agreement are accurate as of the date of this Second Amendment.

        Section 6. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions apply to this Second Amendment:

             (f) No provision of the First Amended Loan Documents as modified herein may be changed, discharged, supplemented, terminated or waived except in a writing signed by the parties thereto.

             (g) The First Amended Loan Documents as amended herein shall be binding upon and shall inure to the benefit of the Borrowers and the Bank and their successors and assigns, provided, however, the Borrowers may not assign any of their rights or delegate any of their obligations under the First Amended Loan Documents as amended herein and any purported assignment or delegation shall be void.

             (h) This Second Amendment shall be governed by and construed in accordance with the laws of the State of Ohio without giving effect to conflicts of law principles.

             (i) This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Second Amendment to physically form one document.

             (j) This Second Amendment is an amendment only and not a novation. Except for the amendments herein, the First Amended Loan Documents, and all the terms and conditions thereof, shall be and remain in full force and effect with the amendments herein deemed to be incorporated therein. This Second Amendment shall not release or affect the liability of any guarantor, surety or endorser of the First Amended Note or release any owner of collateral securing the First Amended Note. The validity, priority and enforceability of the First Amended Note shall not be impaired hereby.

         IN WITNESS WHEREOF, this Second Amendment is executed effective as of the date first above written.



BORROWERS:                                   BANK:
----------                                   -----

WORTHINGTON FOODS, INC.                      NATIONAL CITY BANK



By:                                          By:
   ------------------------------               -------------------------------
Name:                                        Name:
     ----------------------------                 -----------------------------
Title:                                       Title:
      ---------------------------                  ----------------------------

SPECIALTY FOODS INVESTMENT COMPANY


By:
   ------------------------------
Name:
     ----------------------------
Title:
      ---------------------------